As filed with the Securities and Exchange Commission on October 9, 2020.
Registration Statement No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
THE PECK COMPANY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware (State or other jurisdiction of incorporation or organization)	47-2150172 (I.R.S. Employer Identification No.)
4050 Williston Road, #511
South Burlington, Vermont 05403
Telephone: (802) 658-3378
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal
Executive Offices)
Jeffrey Peck
Chief Executive Officer
The Peck Company Holdings, Inc.
4050 Williston Road, #511
South Burlington, Vermont 05403
Telephone: (802) 658-3378
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
H. Kenneth Merritt, Jr., Esq.
Merritt & Merritt
60 Lake Street, PO Box 5839
Burlington, VT 05402
Telephone: (802) 658-7830
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market and other conditions.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer: ☐	Accelerated filer: ☐
Non-accelerated filer: ☒	Smaller reporting company: ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐
CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount To Be Registered (1)(2)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $0.0001 par value per share	4,222,794	$7.05	$29,770,697.70	$3,247.98
(1)
All shares of the Registrant’s Common Stock registered pursuant to this Registration Statement are to be offered for resale by the selling stockholders identified in the Prospectus that forms a part of this Registration Statement. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional number of shares of the Registrant’s Common Stock as may be issued from time to time to prevent dilution as a result of stock splits, stock dividends or similar transactions. No additional consideration will be received for such additional number of shares of Common Stock, and therefore no registration fee is required pursuant to Rule 457(i) under the Securities Act.

(2)
Estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low sales prices of shares of the Registrant’s Common Stock on October 2, 2020 on the Nasdaq Capital Market.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this Preliminary Prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED OCTOBER 9, 2020
PRELIMINARY PROSPECTUS
THE PECK COMPANY HOLDINGS, INC.
4,222,794 SHARES OF COMMON STOCK
This Prospectus relates to the offer and resale by the selling stockholders identified in this Prospectus (the “Selling Stockholders”) of 4,222,794 shares (the “Shares”) of Common Stock, $0.0001 par value per share (the “Common Stock”), of The Peck Company Holdings, Inc. (the “Company”, “we”, “us” or “our”). We are registering the resale of the Shares as required by Registration Rights Agreements that we entered into with each of the Selling Stockholders.
We are registering the Shares on behalf of the Selling Stockholders, to be offered and sold by them from time to time. We will not receive any proceeds from the sale of the Shares offered by this Prospectus. We have agreed to bear all of the expenses incurred in connection with the registration of the Shares. The Selling Stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Shares.
The Selling Stockholders identified in this prospectus, or their respective transferees, pledgees, donees or other successors-in-interest, may offer the Shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of sale for the Shares that may be used by the Selling Stockholders, see the section entitled “Plan of Distribution” on page 11. For a list of the Selling Stockholders, see the section entitled “Selling Stockholders” on page 6.
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, and, as such, are allowed to provide more limited disclosures than an issuer that would not so qualify. This prospectus describes the general manner in which the Shares may be offered and sold. If necessary, the specific manner in which the Shares may be offered and sold will be described in a supplement to this prospectus.
Our Common Stock is traded on the Nasdaq Capital Market under the symbol “PECK.”
Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 4 of this Prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this Prospectus is October 9, 2020

ABOUT THIS PROSPECTUS
This Prospectus describes the general manner in which the Selling Stockholders may offer from time to time shares of our Common Stock. You should rely only on the information contained in this Prospectus, any Prospectus Supplement and the documents incorporated by reference, or to which we have referred you. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus and any Prospectus Supplement does not constitute an offer to sell, or a solicitation of an offer to purchase, the Common Stock offered by this Prospectus and any Prospectus Supplement in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this Prospectus, any Prospectus Supplement, as well as information we have previously filed with the U.S. Securities and Exchange Commission (the “SEC”), is accurate as of any date other than the date on the front cover of the applicable document.
If necessary, the specific manner in which the shares of Common Stock may be offered and sold will be described in a Supplement to this Prospectus, which Supplement may also add, update or change any of the information contained in this Prospectus. To the extent there is a conflict between the information contained in this Prospectus and the Prospectus Supplement, you should rely on the information in the Prospectus Supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this Prospectus or any Prospectus Supplement—the statement in the document having the later date modifies or supersedes the earlier statement.
Neither the delivery of this Prospectus nor any distribution of Common Stock pursuant to this Prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this Prospectus or in our affairs since the date of this Prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.
When used herein, unless the context requires otherwise, references to the “Company,” “we,” “our” and “us” refer to The Peck Company Holdings, Inc., a Delaware corporation.
OUR COMPANY
This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire Prospectus, and our other filings with the Securities and Exchange Commission, or the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”
We were originally formed on October 8, 2014 as a blank check company under the name Jensyn Acquisition Corp. for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, with one or more businesses or entities. On June 20, 2019, we completed a business combination (the “Business Combination”) pursuant to which we acquired Peck Electric Co. (“Peck Electric”). Following the Business Combination, we changed our name to The Peck Company Holdings, Inc.
We are one of the largest commercial solar engineering, procurement and construction (“EPC”) companies in the country and are expanding across the Northeastern United States. The Company is a second-generation family business founded under the name Peck Electric Co. in 1972 as a traditional electrical contractor. The Company’s core values are to align people, purpose, and profitability, and since taking leadership in 1994, Jeffrey Peck, the Company’s Chief Executive Officer, has applied such core values to expand into the solar industry. Today, the Company is guided by the mission to facilitate the reduction of carbon emissions through the expansion of clean, renewable energy and we believe that leveraging such core values to deploy resources toward profitable business is the only sustainable strategy to achieve these objectives.
The world recognizes the need to transition to a reliable, renewable energy grid in the next 50 years. Vermont and Hawaii are leading the way in the U.S. with renewable energy goals of 75% by 2030 and 100% by 2045, respectively. California committed to 100% carbon-free energy by 2045. 29 other states also have renewable energy goals regardless of current Federal solar policy. The Company intends to use near-term incentives to take advantage of long-term, sustainable energy transformation with a commitment to the environment and to its shareholders. Our triple bottom line, which is geared towards people, environment, and profit, has always been our guide since we began installing renewable energy and we intend that it remain our guide over the next 50 years as we construct our energy future.

We primarily provide EPC services to solar energy customers for projects ranging in size from several kilowatts for residential loads to multi-megawatt systems for large commercial and utility projects. To date, we have installed over 165 megawatts of solar systems since inception and are focused on profitable growth opportunities. We believe that we are well-positioned for what we believe to be the coming transformation to an all renewable energy economy. As a result of the completion of the Business Combination, we have now opened our family company to the public market as part of our strategic growth plan. We are expanding across the Northeastern United States to serve the fast-growing demand for clean renewable energy. We are open to partnering with others to accelerate our growth process, and we are expanding our portfolio of company-owned solar arrays to establish recurring revenue streams for many years to come. We have established a leading presence in the market after five decades of successfully serving our customers, and we are now ready for new opportunities and the next five decades of success.
Recently our growth has been derived by increasing our solar customer base starting in 2013 and by continuing to serve the needs of existing electrical and data customers. We have installed some of the largest commercial and utility-scale solar arrays in the state of Vermont. Our union crews are expert constructors, and union access to an additional workforce makes us ready for rapid expansion to other states while maintaining control of operating costs.
We also make investments in solar development projects and currently own approximately three megawatts of operating solar arrays operating under long-term power purchase agreements. These long-term recurring revenue streams, combined with our in-house development and construction capabilities, make this asset class a strategic long-term investment opportunity for us.
We are a member of Renewable Energy Vermont, an organization that advocates for clean, practical and renewable solar energy.
Approximately 70% of our revenue is derived from solar business, approximately 30% of revenue is derived from electrical and data business and less than 1% of revenue is currently derived from recurring revenue of Company-owned solar arrays. We have a three-pronged growth strategy that includes (1) organic expansion across the Northeastern United States, (2) conducting accretive merger and acquisition transactions to expand geographically, and (3) investing into company-owned solar assets.
Our address is 4050 Williston Road, #511, South Burlington, Vermont 05403 and our telephone number is (802) 658-3378. Our corporate website is: www.peckcompany.com. The content of our website shall not be deemed incorporated by reference in this Prospectus.

ABOUT THIS OFFERING
This Prospectus relates to the offer and resale by the Selling Stockholders of shares of our Common Stock. All of the shares, when sold, will be sold by the Selling Stockholders. The Selling Stockholders may sell their shares of Common Stock from time to time at prevailing market prices or at privately negotiated prices.
Common Stock Offered by the Selling Stockholders
4,222,794 shares of Common Stock.
Common Stock Outstanding at September 30, 2020
5,298,159(1)
Use of Proceeds
We will not receive any proceeds from the sale of the shares of Common Stock offered by this Prospectus.
Risk Factors
An investment in the Common Stock offered under this Prospectus is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section on page 4 and other information in this Prospectus for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.
Nasdaq Symbol
PECK
(1)
The number of shares of our Common Stock outstanding excludes an aggregate of 4,363,753 shares of Common Stock issuable upon the exercise of outstanding warrants, outstanding options, and conversion of Preferred Stock as detailed in Note 1 in the “Selling Stockholders” section on page 6.

RISK FACTORS
An investment in our Common Stock involves significant risks. You should carefully consider the risk factors contained in any Prospectus Supplement and in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2019 filed on April 14, 2020, our Form 10-Q for the quarterly period ended March 31, 2020 filed on May 14, 2020, our Form 10-Q for the quarterly period ended June 30, 2020 filed on August 13, 2020, as well as all of the information contained in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein or therein, before you decide to invest in our Common Stock. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our Common Stock could decline as a result of any of these risks. You could lose all or part of your investment in our Common Stock. Some of our statements in sections entitled “Risk Factors” are forward-looking statements. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.
The number of shares of Common Stock being registered for sale is significant in relation to the number of our outstanding shares of Common Stock.
We have filed a Registration Statement of which this Prospectus is a part to register the shares offered hereunder for sale into the public market by the selling stockholders. These shares represent a large number of shares of our Common Stock, and if sold in the market all at once or in a short period of time, could depress the market price of our Common Stock during the period the Registration Statement remains effective.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus, any Prospectus Supplement and the documents that we incorporate by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, regarding our business, financial condition, expenditures, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “planned expenditures,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not deemed to represent an all-inclusive means of identifying forward-looking statements as denoted in this Prospectus, any Prospectus Supplement and the documents that we incorporate by reference. Additionally, statements concerning future matters are forward-looking statements.
Although forward-looking statements in this Prospectus, any Prospectus Supplement and the documents that we incorporate by reference reflect the good faith judgment of our management, such statements can only be based on facts and factors known by us as of such date. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risk Factors” herein and in the documents we incorporate by reference, as well as those discussed elsewhere in this prospectus and any prospectus supplement. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus, any Prospectus Supplement or the respective documents incorporated by reference, as applicable. Except as required by law, we undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this Prospectus, any Prospectus Supplement and the documents incorporated by reference, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

SELLING STOCKHOLDERS
The table below lists the Selling Stockholders and other information regarding the “beneficial ownership” of the shares of Common Stock by the Selling Stockholders. In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), “beneficial ownership” includes any shares of Common Stock as to which the Selling Stockholders have sole or shared voting power or investment power and any shares of Common Stock the Selling Stockholders have the right to acquire within sixty (60) days (including shares of Common Stock issuable upon exercise of warrants to purchase shares of Common Stock that are currently exercisable or exercisable within sixty (60) days).
The second column indicates the number of shares of Common Stock beneficially owned by the Selling Stockholders, based on their respective ownership as of September 30, 2020. The second column also assumes the exercise of all warrants to purchase shares of Common Stock held by the Selling Stockholders on September 30, 2020, without regard to any limitations on exercise described in this Prospectus or in such warrants.
The third column lists the shares of Common Stock being offered by this Prospectus by the Selling Stockholders.
This Prospectus covers the resale of all of the shares of Common Stock held by the Selling Stockholders. The Selling Stockholders can offer all, some or none of its shares of Common Stock, thus we have no way of determining the number of shares of Common Stock that they will hold after this offering. Therefore, the fourth and fifth columns assume that the Selling Stockholders will sell all shares of Common Stock covered by this Prospectus. See “Plan of Distribution.”
	Number of Shares of Common Stock Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering(1)	Percentage Beneficially Owned After Offering(1)
Jeffrey Peck(2)	2,473,564(3)	1,406,974	1,066,590	20.13%
The Mykilore Trust(4)	703,487(5)	703,487	0	0.00%
GTD Financial	489,600(6)	264,600	225,000	4.07%
Branton Partners, LLC	335,976(7)	335,976	0	0.00%
Mooers Partners, LLC	335,976(8)	335,976	0	0.00%
Veroma, LLC	213,318(9)	213,318	0	0.00%
Chardan Capital Markets, LLC	112,181	112,181	0	0.00%
Corundum AB	90,660(10)	90,660	0	0.00%
Joseph J. Raymond	79,029	79,029	0	0.00%
Joseph Bobier	67,995(11)	67,995	0	0.00%
Peter Underwood	62,550	62,550	0	0.00%
Jeffrey J. Raymond	62,493	62,493	0	0.00%
Fa Yun Monastery	44,597	44,597	0	0.00%
George Kaufman	42,889	42,889	0	0.00%
Lawrence Richmond	33,000(12)	23,000	10,000	0.19%
Pitts Revocable Trust	31,732	31,732	0	0.00%
Diane Cone	28,725(13)	28,725	0	0.00%
Neil Cone	28,725(14)	28,725	0	0.00%
Chris Bowman	25,438(15)	22,400	3,038	0.06%
Riverside Merchant Partners, LLC	25,000	25,000	0	0.00%
JD Gardner	21,600	21,600	0	0.00%
Aeon Capital Inc.	21,318	21,318	0	0.00%
Demetrios Mallios	21,265	21,265	0	0.00%
Adam Sellens	19,834(16)	12,747	7,087	0.13%
Philip Politziner	18,700	18,700	0	0.00%
Brendan Rempel	16,630	16,630	0	0.00%
Ella Palmquist, Michella Trust	16,500(17)	11,500	5,000	0.09%

	Number of Shares of Common Stock Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering(1)	Percentage Beneficially Owned After Offering(1)
Elaine Fox, Fox Trust	16,500(18)	11,500	5,000	0.09%
Patricia M. Lewis, Patricia M. Lewis Family Living Trust	16,500(19)	11,500	5,000	0.09%
Carl L. Smith & Carol A. Rhea JT Ten	16,500(20)	11,500	5,000	0.09%
Charles Williams Watkins, Watkins Family Survivors Trust	16,500(21)	11,500	5,000	0.09%
J T Ray, LLC	12,747	12,747	0	0.00%
Aeon Partners	11,569	11,569	0	0.00%
Aeon Group, Inc.	9,660	9,660	0	0.00%
Wayne Miiller	8,627(22)	7,202	1,425	0.03%
Scott Blackman, Blackman Revocable Trust	5,882	5,882	0	0.00%
J T Ray, LLC	5,750	5,750	0	0.00%
Richard C. Cook	4,400	4,400	0	0.00%
Aeon Holdings, LLC	4,365	4,365	0	0.00%
Stewart Martin	4,000	4,000	0	0.00%
Katherine Lockwood	2,000	2,000	0	0.00%
Janet Ross	1,307	1,307	0	0.00%
Stillpoint Capital, LLC	1,062	1,062	0	0.00%
Jeff Smith	783	783	0	0.00%
TOTAL	5,560,934	4,222,794	1,338,140	25.08%
(1)
Excludes (i) a total of 898,473 shares of Common Stock of the Company that may be issued to former Peck Electric Co. shareholders (ii) a total of 11,231 shares of Common Stock of the Company that may be issued to Exit Strategy, LLC and (iii) a total of 257,799 shares of Common Stock of the Company that may be issued to holders of forfeited and cancelled shares of the Company, in each case pursuant to the Exchange Agreement referenced below. Also excludes an aggregate of 2,721,250 share of Common Stock that may be issued upon the exercise of Options and Warrants to purchase Common Stock issued in connection the Company’s (Jensyn Acquisition Corp.) initial public offering. Also excludes an aggregate of 275,000 shares of Common Stock that be issued upon the exercise of Warrants issued by the Company to Solar Project Partners, LLC. Also excludes an aggregate of 200,000 shares of Common Stock that may be issued upon the conversion of Preferred Stock issued by the Company to GreenSeed Investors, LLC.

(2)
Mr. Peck is a party to a Voting Agreement dated June 20, 2019 with certain individuals and entities pursuant to which Mr. Peck has the sole power to direct the vote with respect to an aggregate of 1,066,590 shares of Common Stock. Excludes a total of 291,554 shares that may be issued to Mr. Peck pursuant to the Exchange Agreement referenced below.

(3)
Includes an aggregate of 1,066,590 shares of Common Stock that are subject to the Voting Agreement referenced in (2) above. In connection with an Agreement and Plan Merger among the Company, Peck Mercury, Inc. and Sunworks, Inc. (“Sunworks”) dated August 10, 2020 Mr. Peck has entered into a Voting Agreement dated August 10, 2020 with Sunworks pursuant to which Mr. Peck has agreed to vote the shares of Common Stock with respect to which he has voting power in favor of the merger (the “Merger”) of Peck Mercury, Inc., a wholly-owned subsidiary of the Company, with Sunworks pursuant to which Sunworks would become a wholly-owned subsidiary of the Company. Mr. Peck is also party to a Lockup Agreement dated August 10, 2020 which restricts Mr. Peck form selling an aggregate of 1,055,231 shares of Common Stock for 180 days after the consummation of the Merger.

(4)	Frederick Myrick, a director and Executive Vice President of the Company is a Trustee of the Mykilore Trust.
(5)
Excludes a total of 145,577 shares of Common Stock that may be issued to The Mykilore Trust pursuant to the Exchange Agreement referenced below. In connection with the Merger reference in (3) above the Trust has entered into a Voting Agreement dated August 10, 2020 with Sunworks pursuant to which the Trust has agreed to vote the shares of Common Stock of the Company owned by it in favor of the Merger. The Trust is also a party to a Lockup Agreement with the Company which restricts the Trust from selling an aggregate of 527,615 shares of Common Stock for 180 days after consummation of the Merger.

(6)	Includes a total of 225,000 Warrants held by GTD Financial, LLC.
(7)
Excludes a total of 141,509 shares of Common Stock that may be issued to Branton Partners, LLC pursuant to the Exchange Agreement referenced below. The shares of Common Stock held by Branton Partners, LLC are subject to the Voting Agreement referenced in (2) above. Branton Partners, LLC has retained an economic interests in such shares.

(8)
Excludes a total of 141,509 shares of Common Stock that may be issued to Mooers Partners, LLC pursuant to the Exchange Agreement referenced below. The shares of Common Stock held by Mooers Partners, LLC are subject the Voting Agreement referenced above. Mooers Partners, LLC has retained an economic interest in such shares.

(9)
Excludes a total of 89,847 shares of Common Stock that may be issued to Veroma, LLC pursuant to the Exchange Agreement referenced below. The shares of Common Stock held by Veroma, LLC are subject to the Voting Agreement referenced above. Veroma, LLC has retained an economic interest in such shares.

(10)
Excludes a total of 38,185 shares of Common Stock that may be issued to Corundum AB pursuant to the Exchange Agreement referenced below. The shares of Common Stock issued to Corundum AB are subject to the Voting Agreement referenced above. Corundum AB has retained an economic interest in such shares.

(11)
Excludes a total of 38,185 shares of Common Stock that may be issued to Mr. Bobier pursuant to the Exchange Agreement referenced below. The shares of Common Stock held by Mr. Bobier are subject to the Voting Agreement referenced above. Mr. Bobier has retained an economic interest in such shares.

(12)	Includes a total of 10,000 Warrants held by Lawrence Richmond.
(13)	Excludes a total of 5,952 shares of Common Stock that may be issued to Ms. Cone pursuant to the Exchange Agreement referenced below.
(14)	Excludes a total of 5,952 shares of Common Stock that may be issued to Mr. Cone pursuant to the Exchange Agreement referenced below.
(15)	Includes a total of 3,038 Warrants held by Chris Bowman.
(16)	Includes a total of 7,087 Warrants held by Adam Sellens.
(17)	Includes a total of 5,000 Warrants held by Ella Palmquist, Michella Trust.
(18)	Includes a total of 5,000 Warrants held by Elaine Fox, Fox Trust.
(19)	Includes a total of 5,000 Warrants held by Patricia M. Lewis, Patricia M. Lewis Family Living Trust.
(20)	Includes a total of 5,000 Warrants held by Carl L. Smith & Carol A. Rhea JT Ten.
(21)	Includes a total of 5,000 Warrants held by Charles Williams Watkins, Watkins Family Survivors Trust.
(22)	Includes a total of 1,425 Warrants held by Wayne Miller.
Share Exchange Agreement
Jensyn Acquisition Corp., the predecessor of the Company, entered into a Share Exchange Agreement dated as of February 26, 2019 (the “Exchange Agreement”) with Peck Electric Co., the stockholders of Peck Electric Co, and certain of the Selling Stockholders. The Exchange Agreement was amended by the First Amendment to Share Exchange Agreement dated February 26, 2019. Section 2.6 of the Exchange Agreement provides that additional shares of Common Stock will be issued if certain conditions are met. See footnote 1 above. The issuance of these additional shares of Common Stock would be dilutive to the Company’s stockholders. The Company has retained independent legal counsel to assist in the determination of whether such conditions were met.
Material Relationships with Selling Stockholders
We have had the following material relationships with the Selling Stockholders in the last three (3) years:
Jeffrey Peck has served as a director, President and CEO of the Company since June 20, 2019 and prior to that time served as a director, President and CEO of the Company’s wholly-owned subsidiary, Peck Electric Co. Mr. Peck was a stockholder of Peck Electric Co. and was a party to the Exchange Agreement.
Frederick Myrick has served as a director and Executive Vice President of the Company since June 20, 2019 and prior to that time served as a director and Executive Vice President of the Company’s wholly-owned subsidiary, Peck Electric Co. Mr. Myrick was a stockholder of Peck Electric Co. and was a party to the Exchange Agreement.
Branton Partners, LLC was a party to the Exchange Agreement.
Mooers Partners, LLC was a party to the Exchange Agreement.
Veroma, LLC is a New York limited liability company, the sole member of which is Michael d’Amato. Since June 20, 2019, Mr. d’Amato has served as Corporate Secretary, Corporate & Business Development of the Company. Veroma, LLC was a party to the Exchange Agreement.
Joseph Bobier is a member of Branton Partners, LLC which was a party to the Exchange Agreement.
Corundum, AB was a party to the Exchange Agreement.
Diane Cone was a stockholder of Peck Electric Co. and was a party to the Exchange Agreement.
Neil Cone was a stockholder of Peck Electric Co. and was a party to the Exchange Agreement.
Jeffrey J. Raymond was the President, Chief Executive Officer and director of Jensyn Acquisition Corp, the predecessor of the Company, prior to June 20, 2019.
James D. Gardner was the Chief Financial Officer and Treasurer of Jensyn Acquisition Corp., the predecessor of the Company, prior to June 20, 2019.

Selling Stockholders
In connection with the Company’s initial public offering of the Company’s securities in March 2016 and the contemporaneous and follow-on private placements of the Company’s securities, a number of the Selling Stockholders entered into Registration Rights Agreements with Jensyn Acquisition Corp., the predecessor of the Company, i.e., Registration Rights Agreement dated as March 2, 2016 between the Company and certain Selling Stockholders and Registration Rights Agreement dated as of June 20, 2019 between the Company and certain Selling Stockholders, pursuant to which, in each case, the Company agreed to file a Registration Statement with the SEC covering the resale of the shares of Common Stock held by such Selling Stockholders.
Loan Transactions
Certain of the Selling Stockholders listed in the Selling Stockholder table above, namely Brendan C. Rempel, James D. Gardner, George B. Kaufman, Jeffrey J. Raymond, and the Fa Yun Monastery, Demetrios Malios, and the Pitts Revocable Trust , Riverside Merchant Partners LLC, were issued notes by Jensyn Acquisition Corp., the predecessor of the Company prior to June 20, 2019 in consideration for providing Jensyn Acquisition Corp with funds to meet its working capital needs s and to pay actual or anticipated expenses in connection with effecting a business combination.

USE OF PROCEEDS
The Selling Stockholders will receive all of the proceeds from the sale of shares of Common Stock under this Prospectus. We will not receive any proceeds from these sales. The Selling Stockholders will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses that they incur in disposing of the shares of Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock covered by this Prospectus and any Prospectus Supplement. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

PLAN OF DISTRIBUTION
The Selling Stockholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.
The Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this Prospectus.
Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.
In connection with the sale of the securities covered hereby, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.
We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
Because the Selling Stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Prospectus. Each Selling Stockholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholder.
We agreed to keep this Prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this Prospectus available to the Selling Stockholders and have informed the Selling Stockholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS
The validity of the Common Stock offered by this Prospectus will passed upon by Merritt & Merritt, Burlington, Vermont.
EXPERTS
The consolidated financial statements of The Peck Company Holdings, Inc. as of December 31, 2019 and for the year then ended, which are incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of The Peck Company Holdings, Inc. as of December 31, 2018 and for the year then ended, which are incorporated in this Prospectus by reference to the Report on Form 10-K for the year ended December 31, 2019, have been so incorporated in reliance on the report of McSoley McCoy and Co., independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and as a result file periodic reports and other information with the SEC. These periodic reports and other information will be available for inspection and copying at the SEC’s public reference room and the website of the SEC referred to below. We also make available on our website under “SEC Filings,” free of charge, our Proxy Statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such materials with or furnish them to the SEC. Our website address is www.peckcompany.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The contents of our website are not part of this Prospectus, and you should not consider the contents of our website in making an investment decision with respect to the Common Stock offered hereby.
This Prospectus is part of a Registration Statement on Form S-3 that we filed under the Securities Act with the SEC with respect to the shares of our Common Stock offered by the Selling Stockholders through this Prospectus. This Prospectus is filed as a part of that Registration Statement and does not contain all of the information contained in the Registration Statement and Exhibits. We refer you to our Registration Statement and each Exhibit attached to it for a more complete description of matters involving us, and the statements that we have made in this Prospectus are qualified in their entirety by reference to these additional materials.
The SEC maintains a website that contains reports and other information about issuers, like us, who file electronically with the SEC. The address of that website is http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink.

INCORPORATION OF DOCUMENTS BY REFERENCE
We are “incorporating by reference” certain documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this Prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this Prospectus will automatically update and supersede information contained in this Prospectus, including information in previously filed documents or reports that have been incorporated by reference in this Prospectus, to the extent the new information differs from or is inconsistent with the old information.
We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:
(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on April 14, 2020;
(2)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as filed with the SEC on May 14, 2020;
(3)	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 as filed with the SEC on August 13, 2020.
(4)	Our Current Reports on Form 8-K and 8-K/A, as applicable, as filed with the SEC on January 17, 2020, March 31, 2020, April 28, 2020, August 12, 2020 and September 1, 2020; and
(5)
The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on March 1, 2016, including any amendments and reports filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the filing of the Registration Statement of which this Prospectus forms a part and prior to its effectiveness and (2) until all of the Common Stock to which this Prospectus relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus and any accompanying Prospectus Supplement and to be a part hereof from the date of filing of such documents.
We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this Prospectus. To request a copy of any or all of these documents, you should write or telephone us at 4050 Williston Road, #511, South Burlington, Vermont 05403, Attention: Mr. Michael d’Amato, (646) 577-1222.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The following is a statement of approximate expenses to be incurred by The Peck Company Holdings, Inc., or the Company, we, us or our, in connection with the distribution of the Common Stock registered under this Registration Statement:
Amount
Registration fee under Securities Act of 1933	$3,247.98
Legal fees and expenses	$25,000
Accountant’s fees and expenses	$7,850
Miscellaneous fees and expenses	$0
Total	$36,097.98
ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Section 145 of the Delaware General Corporation Law (which we refer to as the DGCL) provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.
Our Certificate of Incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. In addition, our director and officer indemnification agreements with each of our directors and officers provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that no indemnitee will be entitled to indemnification in connection with any claim initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of the claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.
Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.
We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.
ITEM 16.	EXHIBITS.
The Exhibits filed with this Registration Statement are set forth on the “Exhibit Index” set forth elsewhere herein.

ITEM 17.	UNDERTAKINGS.
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a) (3) of the Securities Act;
(ii)
To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration statement or any material change to such information in the Registration Statement.

provided however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed Prospectus was deemed part of and included in the Registration Statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)
That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any “free writing prospectus” relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)
The portion of any other “free writing prospectus” relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)
The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 27, 2019).
3.2	Bylaws (incorporated by reference to Exhibit 3.3 filed with the Company’s Registration Statement on Form S-1 filed with the SEC on November 23, 2015).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 filed with the Company’s Registration Statement on Form S-1 filed with the SEC on November 23, 2015).
5.1*	Opinion of Merritt & Merritt
23.1*	Consent of McSoley McCoy & Co.
23.2*	Consent of Marcum LLP.
23.3*	Consent of Merritt & Merritt (included in Exhibit 5 above).
24.1*	Power of Attorney (included in the signature page hereto).
*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Burlington, State of Vermont, on the 9th day of October 2020.
THE PECK COMPANY HOLDINGS, INC.

By:	/s/ Jeffrey Peck
Name:	Jeffrey Peck
Title:	Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of The Peck Company Holdings, Inc., a Delaware corporation, do hereby constitute and appoint Jeffrey Peck as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Person	Capacity	Date

/s/ Jeffrey Peck	President, Chief Executive Officer and Director	October 9, 2020
Jeffrey Peck	(Principal Executive Officer)

/s/ John Sullivan	Chief Financial Officer	October 9, 2020
John Sullivan	(Principal Financial and Accounting Officer)

/s/ Daniel Dus	Director	October 9, 2020
Daniel Dus

/s/ Frederick Myrick	Director	October 9, 2020
Frederick Myrick

/s/ Stewart Martin	Director	October 9, 2020
Stewart Martin